                          LEASE SUMMARY AND INDEX
SECTION                                                                                        PAGE
------------------------------------------------------------------------------------------     ----
 1.      PARTIES TO LEASE AGREEMENT:......................................................       3

 1.1          Landlord: Charles R. Stephens...............................................       3
 1.2          Address: P.O. Box 750007, Petaluma, CA  94975...............................       3
 1.3          Tenant:  Fishman Supply Company, A California Corporation...................       3
 1.4          Address: 1004 Lakeville St. Petaluma, CA  94952.............................       3
 1.5          Date of Agreement:..........................................................       3

 2.      PREMISES:........................................................................       3

 2.1          Building Name: Stephens Building............................................       3
 2.2          Address:  715 Northpoint Blvd., Petaluma, CA  94952.........................       3
 2.3          Premises: Approximate Square Feet 13,815 (3000 office; 10,815 whse).........       3

 3.      TERM:............................................................................       3

 3.1          Lease Term:  Ten (10) Years and  ----  Months...............................       3
 3.2          Commencement: September 1, 1989.............................................       3
 3.3          Option to Extend: Five (5) Years............................................       3

 4.      RENT:............................................................................       4

 4.1          Rent Without Offset and Late Charge.........................................       4
 4.2          Rent Schedule...............................................................       4
 4.3          Advance Rent:     First     $5,100.00          Last     $9,980.00...........       4
 4.4          Direct Expenses.............................................................       4
 4.4.1        Direct Expenses included in GROSS lease.....................................       4
 4.5          Utilities...................................................................       4

 5.      SECURITY DEPOSIT:  AMOUNT $5,000.00..............................................       4

 6.      USE:.............................................................................       5

 7.      COMMON AREAS:....................................................................       5

 7.2          Parking.  Spaces allowed: Thirty (30).......................................       5

 8.      CONSTRUCTION OF PREMISES:........................................................       5

 8.1          Landlord's Obligations......................................................       5
 8.2          Tenant's Acceptance of Premises.............................................       6

 9.      REPAIRS, MAINTENANCE, ALTERATIONS AND ADDITIONS:.................................       6

 9.1          Landlord's Obligations......................................................       6
 9.2          Tenant's Obligations........................................................       6
 9.3          Surrender...................................................................       6
 9.4          Alterations and Additions...................................................       6

10.      LIENS:...........................................................................       6

11.      ENTRY BY LANDLORD:...............................................................       7

12.      SIGNS AND WINDOW COVERINGS:......................................................       7

13.      INDEMNITY:.......................................................................       7

14.      INSURANCE:.......................................................................       7

14.1          Fire Insurance..............................................................       7
14.2          Liability Insurance.........................................................       7

15.      ASSIGNMENT AND SUBLETTING:.......................................................      8

16.      DEFAULTS AND REMEDIES:...........................................................      8

17.      SUBORDINATION:...................................................................      8

18.      MISCELLANEOUS:...................................................................      8

18.1          Estoppel Certificate........................................................      8
18.2          Waiver......................................................................      9
18.3          Entire Agreement............................................................      9
18.4          Cost of Suit................................................................      9
18.5          Sale of Premises by Landlord................................................      9
18.6          Covenants to Bind Successors................................................      9
18.7          Financial Statement.........................................................      9
18.8          Holding Over................................................................      9
18.9          Interest on Past Due Obligations............................................     10
18.10         Notices.....................................................................     10

19.      BUILD-TO-SUIT CANCELLATION OPTION:...............................................     10

SIGNATURES:...............................................................................     10

EXHIBIT A -- SITE PLAN....................................................................     11

EHHIBIT B -- PREMISES.....................................................................     12

EXHIBIT C -- STANDARD SPECIFICATIONS......................................................     13

EXHIBIT C1 -- FLOOR PLAN..................................................................     16

EXHIBIT D -- RULES AND REGULATIONS........................................................     17

EXHIBIT E -- ACCEPTANCE OF PREMISES.......................................................     18

1.   PARTIES TO LEASE AGREEMENT:
     --------------------------

     1.1  Landlord: Charles R. Stephens
                    -------------------

     The owner of the building is Charles R. Stephens DBA North Bay Drywall Co.
         hereinafter referred to as "Landlord."

     1.2  Address: P.O. Box 750007, Petaluma, CA  94975
                   ------------------------------------

     1.3  Tenant: Fishman Supply Company, A California Corporation
                  ------------------------------------------------

     The Tenant entering into this agreement is Fishman Supply Company, A
                                                -------------------------
     California Corporation
     ----------------------

     1.4  Address:  1004 Lakeville St. Petaluma, CA  94952
                    --------------------------------------

     1.5  Date of Agreement:
                              _____________________________

     This lease is made and entered into this ____________ day of ____________, 19_____, by and between the Landlord and Tenant named above.

2.   PREMISES:
     --------

     2.1  Building Name: Stephens Building
                         -----------------

     2.2  Address: 715 Northpoint Blvd., Petaluma, CA  94952
                   -----------------------------------------

     2.3  Premises: Approximate Square Feet  13,815 (3000 office; 10,815 whse)
                                             ---------------------------------

     The premises leased by Landlord to Tenant are located in the City of Petaluma, County of Sonoma, State of California, and consist of space within that certain real property commonly known as the Stephens Building in Southpoint Business Park (hereinafter "Property"). See EXHIBIT A Site Plan.

     The premises shall consist of approximately 13,815 usable square feet as
                                                 ------
     outlined on the EXHIBIT B--Premises, incorporated herein by reference.

3.   TERM:
     -----

     3.1  Lease Term: Ten (10) Years and  ----  Months
                      --------------------------------

     The term of this lease shall be for a period of ten (10) years
                                                     --------------

     3.2  Commencement: September 1, 1989
                        -----------------

     The term of this lease and Tenant's obligation to pay rent shall commence on September 1, 1989. Tenant shall pay rent prorated for any partial month
        -----------------
     the space is occupied by Tenant, prior to the commencement of the term.

     3.3  Option to Extend: Five (5) Years
                            --------------

     Tenant may extend this Lease for a further period of five (5) years by
                                                          --------------
     giving Landlord notice in writing of Tenant's intention to do so at least 180 days prior to the expiration of the term hereof. Said extension shall be under all the terms and conditions of this Lease except for Rent which, shall be the greater of then current rents for comparable space or five percent greater than the year 10 rents. Rent for the remainder of the option shall be increased five percent annually.

4.   RENT:
     ----

     4.1  Rent Without Offset and Late Charge.

     Rent shall be due, according to the following Rent Schedule 4.2, in advance on the first day of each and every month during the term of this Lease. Rent shall be paid by Tenant to Landlord at 715 Northpoint Blvd., Petaluma, CA 94952, and shall be paid without demand from Landlord and without any deduction or offset whatsoever. If any installments of the Monthly Rent shall not be received by Landlord on or before the fifth day of the month, Tenant shall pay to Landlord a late charge of $50.00 per day from the sixth day to the receipt of the past due Monthly Rent.

     4.2  Rent Schedule.


  Year 1          $5,100.00  Monthly  $ 61,200.00  Yearly
-----------       ---------  -------  -----------  -----------
  Year 2          $5,700.00  Monthly  $ 68,400.00  Yearly
-----------       ---------  -------  -----------  -----------
  Year 3          $6,300.00  Monthly  $ 75,600.00  Yearly
-----------       ---------  -------  -----------  -----------
  Year 4          $7,180.00  Monthly  $ 86,160.00  Yearly
-----------       ---------  -------  -----------  -----------
  Year 5          $7,800.00  Monthly  $ 93,600.00  Yearly
-----------       ---------  -------  -----------  -----------
  Year 6          $8,190.00  Monthly  $ 98,280.00  Yearly
-----------       ---------  -------  -----------  -----------
  Year 7          $8,600.00  Monthly  $103,200.00  Yearly
-----------       ---------  -------  -----------  -----------
  Year 8          $9,030.00  Monthly  $108,360.00  Yearly
-----------       ---------  -------  -----------  -----------
  Year 9          $9,500.00  Monthly  $114,000.00  Yearly
-----------       ---------  -------  -----------  -----------
  Year 10         $9,980.00  Monthly  $119,760.00  Yearly
-----------       ---------  -------  -----------  -----------

     4.3  Advance Rent:   First   $5,100.00     Last   $9,980.00
                                  ---------            ---------

     Tenant, with the execution of this Lease, has deposited with Landlord the sum of $15,080.00, consisting of the first and last month's rent. $5,100.00
            ----------
     to be paid with lease execution, $9,980.00 is payable at $831.67 per month over 12 months from date of occupancy.

     4.4  Direct Expenses.

          4.4.1  Direct Expenses included in GROSS lease.

     This is a GROSS lease and all Direct Expenses are included in the Base
     Rent.

     Direct Expenses are all direct costs of operation and common area maintenance, as determined by standard accounting practices, and shall include the following costs, but not be limited to: real property taxes and assessments; water and sewer charges; insurance premiums; common area utilities; air-conditioning and heating; maintenance, costs, and upkeep of all parking and common areas.

     4.5  Utilities.

     Tenant shall bear the cost of all utilities. Tenant will be responsible for ordering service and installation of electric and gas meters with Pacific Gas and Electric for the Premises. Domestic water and sewer services, as part of Direct Expenses, are included in the Base Rent.

5.   SECURITY DEPOSIT: AMOUNT $5,000.00
     ----------------         ---------

     Tenant will deposit with Landlord the sum of $5,000.00. This deposit shall
                                                  ---------
     be held by Landlord as security for the performance by tenant of every covenant and condition of this Lease. This deposit shall not bear interest or earn income and shall not be considered an advance payment of rent or a measure of Landlord's damages in case of default by Tenant. Landlord shall not be required to keep this deposit separate from its general funds and may commingle the deposit with its other assets. If Tenant complies with all of the covenants and conditions of this lease, the Security Deposit, or any balance thereof shall be returned to the Tenant within the twenty days after both the expiration or other termination of this Lease and after delivery of possession of the premises to Landlord. If Landlord assigns or transfers its interest in this Lease, Landlord may assign the Security Deposit to the assignee and thereafter Tenant agrees to release Landlord from all liability for the return of such deposit. Tenant agrees that it will not assign or encumber the Security Deposit. No trust relationship is created herein between Tenant and Landlord with respect to the Security Deposit. This amount is payable at $416.67 per month over 12 months from date of occupancy.

6.   USE:
     ---

     The Premises are to be used only for wholesale, retail and warehousing of a
                                          --------------------------------------
     commercial supply company and for no other business or purpose without the
     -------------------------
     prior written consent of Landlord. No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on the Building. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in the Building. Tenant shall comply with all laws relating to its uses or occupancy of the Premises and shall observe such reasonable rules and regulations as may be adopted by Landlord from time to time for the safety, care and cleanliness o the Premises or the Building. See EXHIBIT D - Rules and Regulations.

7.  COMMON AREAS:
    ------------

     7.1  Availability and Use of Common Area.

     Areas within the outer property lines of the Property on which the Premises are located as delineated on the EXHIBIT A - Site Plan, exclusive of areas specified, as usable area for tenants shall be known as Common Areas. Any additional lands, not part of this Property, which may be designated for additional parking, will be considered part of the Common Area.

     All Common Areas shall be subject to the exclusive control and management of Landlord. Landlord shall have the right to establish, modify, amend, and enforce reasonable rules and regulations concerning the Common Area. Tenant acknowledges receipt of a copy of the current Rules and Regulations attached as EXHIBIT - D. Tenant agrees to abide by and conform with such Rules; to cause its concessionaires and its and their employees and agents to abide by such Rules; and to use its best efforts to cause its customers, invitees and licensees to abide by such Rules.

     7.2  Parking. Spaces allowed: Thirty (30)
                                   -----------

     Landlord grants to Tenant a non-exclusive license to use designated parking areas in the Common Areas for the use of motor vehicles during the term of this Lease, subject to rights reserved to Landlord. Landlord reserves the right at any time to grant similar non-exclusive use to other tenants; to promulgate rules and regulations relating to the use of parking areas by tenants and employees of tenant; and to make changes in the parking layout. However, thirty (30) parking spaces shall be available to Tenant. These
              -----------
     spaces will not be designated unless deemed necessary by Landlord. Tenant hereby agrees to restrict its parking use to areas as designated by Landlord from time to time. Tenant agrees not to over burden the parking facilities and to abide by the rules and regulations. Upon request Tenant shall provide to Landlord a list of license plate numbers of all employees.

8.   CONSTRUCTION OF PREMISES:
     ------------------------

     8.1  Landlord's Obligations.

     Landlord shall construct, at its expense, upon the Premises described in EXHIBIT - B according to plans and specifications to be prepared at Landlord's expense, conforming to the general construction outline attached as EXHIBIT -C. Landlord may, without the consent of Tenant, make minor variations in the site or floor plan attached as EXHIBITS A, B and C, and in the plans and specifications, but such changes shall not alter the general appearance, relative location or total amount of floor space of the Premises.

     8.2  Tenant's Acceptance of Premises.

     Within ten days after Tenant shall take possession of the Premises, Tenant shall execute and deliver to Landlord a statement in the form attached as EXHIBIT E - Acceptance of Premises, indicating any exceptions that may exist at that time. Failure of Tenant to execute this form shall constitute an acceptance of the Premises and an acknowledgment by Tenant that the statements included in the Acceptance of Premises are true and correct without exception. Prior to acceptance of premises Landlord and Tenant will walk through the constructed Premises compiling a "punch list" (as that term is used in construction industry) of items needing correction. The existence of such "punch list" items shall not postpone the Commencement Date of this Lease or the obligation of Tenant to pay rent, nor Acceptance of Premises.

9.   REPAIRS, MAINTENANCE, ALTERATIONS AND ADDITIONS:
     -----------------------------------------------

     9.1  Landlord's Obligations.

     Landlord shall maintain in good order, condition and repair the building and all other portions of the Premises not the obligation of Tenant.

     9.2  Tenant's Obligations.

     Tenant at its cost shall maintain the Premises in good order, condition and repair including, but not limited to, the interior surfaces of the ceilings, walls and floors, all doors, interior and exterior windows, plumbing, electrical wiring, switches, and lighting fixtures. Tenant expressly waives the benefits of any statute in effect now or future which would otherwise give the tenant the right to make repairs at Landlord's expense or to terminate this lease because of landlord's failure to keep the Premises in good order, condition and repair.

     9.3  Surrender.

     Upon expiration of this Lease, Tenant shall surrender the Premises in the same condition as received, normal wear and tear expected. Tenant, at its expense, agrees to repair any damages caused by or in connection with the removal of any personal property, business or trade fixtures, including but not limited to, repairing the floor and patching and painting the walls where required by Landlord.

     9.4  Alterations and Additions.

     Tenant shall not, without Landlord's prior written consent, make any alterations, additions, improvements or utility installations in or to the Premises. Any of which, if approved, will become the property of the Landlord and remain upon the Premises when surrendered, unless Landlord requests they be removed, which shall be at Tenant's expense.

10.  LIENS:
     -----

     Tenant shall keep the Premises and the Building free from any liens arising out of work performed, material furnished, or obligations incurred by Tenant. Tenant shall indemnify, hold harmless and defend Landlord from any liens or encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant.

11.  ENTRY BY LANDLORD:
     -----------------

     Landlord and its agents shall have free access to the Premises during all reasonable hours to determine if the Premises are in good repair and for any other purpose not inconsistent with Tenant's use, including but not limited to, the establishment and maintenance of Common Area facilities and for the purpose of installing, maintaining, and replacing water, gas, sewer or other pipelines, and telephone or electric lines, and conduits as Landlord may deem desirable in connection with the development or use of any other areas in the Property. Landlord shall have the right to show the Premises to prospective purchasers, tenants or lenders.

12.  SIGNS AND WINDOW COVERINGS:
     ---------------------------

     Tenant shall not erect or install any signs, window or door lettering, or window coverings (drapes, blinds, etc.) without Landlord's prior written consent. Landlord may withhold its consent for any aesthetic reason. Any approved installations must be made in full conformance with local code and governmental regulations and requirements. Landlord may, at its option, promulgate a sign and window covering program specifying Building standards for allowable signs and window coverings.

13.  INDEMNITY:
     ---------

     Tenant shall defend and indemnify Landlord and hold Landlord harmless from and against all liability, damages, costs, or expenses, including attorneys fees, arising from any accident, injury, or damage to any person or property, occurring in or about the Premises or arising from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, employees, guests or visitors in or about the Premises, or arising from any breach or default under this Lease by Tenant.

     In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property of Tenant therein occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including without limitation, water, steam or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises or Building. Tenant agrees to insure its Property against such perils.

14.  INSURANCE:
     ---------

     14.1 Fire Insurance.

     Landlord shall keep the Building and improvements within which the Premises are contained insured against loss or damage by fire, with extended coverage and vandalism and malicious mischief endorsements or their equivalents, and any other coverage required by the Building lender. The cost of such insurance shall be included as Direct Expenses.

     14.2 Liability Insurance.

     Tenant shall, at its expense, maintain for the joint benefit, and in the names of Tenant and Landlord as co-insureds, with cross liability endorsement, property damage and personal liability insurance. Such insurance shall be maintained on the minimum basis of $500,000.00 for damage to property and $1,000,000.00 for personal injury in any one occurrence. Each insurance policy shall contain a clause that it cannot be cancelled or reduced in scope without thirty days prior written notice to Landlord and to any Building lender of whom the insurer has been notified in writing. Tenant shall deliver to landlord a certificate of insurance policy that outlines the coverage specified in Sections 13 and 14 of this lease prior to the commencement of this Lease and at least thirty days prior to any future expiration of such policy.

15.  ASSIGNMENT AND SUBLETTING:
     -------------------------

     Tenant shall not, voluntarily or by operation of law, assign or mortgage this Lease, sublet all or any portion of the Premises or permit the use of all or part of the Premises by any party other than Tenant without Landlord's prior written consent, which consent shall not be unreasonably withheld. If Tenant is a corporation, association or partnership, the transfer, assignment, or hypothecation of any stock or interest in the aggregate in excess of fifty-one percent shall be deemed an assignment for purposes of this Lease, excluding transfers between partners shareholders, officers, employees or family members.

16.  DEFAULTS AND REMEDIES:
     ---------------------

     All rights and remedies of Landlord shall be cumulative, and none shall exclude any other right or remedy allowed by law. Landlord's remedies in the event of Tenant's breach or abandonment, without limiting the Landlord in the exercise of any right or remedy at law or in equity shall include:

     a) Maintain this Lease in full force and effect and recover the rent and any other monetary charges as they become due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects not to terminate the Lease, Landlord shall have, the right to attempt to re-lease the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease, including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of the Tenant. In the event any such re-leasing occurs, this Lease shall terminate automatically upon the new Tenant taking possession of the Premises.

     b) Terminate Tenant's rights to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, without limitation, the following: (i) any unpaid Rent at the time of surrender; plus (ii) any unpaid Rent from surrender to commencement of re-lease plus; (iii) any other amount necessary to compensate Landlord for all the detriment caused by Tenant's failure to perform its obligations under this Lease.

17.  SUBORDINATION:
     -------------

     This Lease at Landlord's option shall be subject and subordinate to the lien of any mortgages or deeds of trust placed on or against the land or improvements of which the Premises are a part, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. However, Tenant agrees to execute and deliver upon demand without charge therefor, such further instruments evidencing such subordination of this Lease as may be required by Landlord.

18.  MISCELLANEOUS:
     -------------

     18.1 Estoppel Certificate.

     Tenant shall at any time upon demand from Landlord execute, acknowledge, and deliver to Landlord a statement in writing: (a) certifying that this Lease is in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or specifying such default if any are claimed. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer of the Premises.

     If Landlord desires to finance or refinance said Premises, Tenant agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three years' financial statements of Tenant. All such financial statements shall be received by landlord in confidence and shall be used only for the purposes herein set forth.

     18.2 Waiver.

     One or more waivers of any covenant, term or condition of this Lease by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval of any act by the Tenant of a nature requiring consent or approval by Landlord shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. No failure of Landlord to enforce any term of this Lease shall be deemed to be a waiver.

     18.3 Entire Agreement.

     This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the Rent, use and occupancy of the Premises and Tenant's use of the Building and other matters set forth in this Lease. No prior agreement (written or oral) or understanding pertaining to the same shall be valid or of any force or effect. The covenants and agreements of this Lease shall not be altered, modified, or added to except in writing signed by Landlord and Tenant.

     18.4 Cost of Suit.

     In the event of a lawsuit between Landlord and Tenant, the party who wins the suit shall be entitled to receive from the party who loses or voluntarily dismisses a sum to cover reasonable expended attorney's fees and costs.

     18.5 Sale of Premises by Landlord.

     Landlord may assign, in whole or in part, Landlord's interest in this Lease and may sell the Property. In such event Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in this Lease.

     18.6 Covenants to Bind Successors.

     Term and agreements contained in this Lease shall be binding upon either parties' respective heirs, executors, administrators, personal representatives and assigns and successors in interest.

     18.7 Financial Statement.

     It is acknowledged by all parties hereto that the attached financial statements of Tenant is incorporated as a part of this Lease, that the information contained therein is true and correct in all respects, and that accuracy of the information is a significant fact upon which Landlord has relied in the granting of this Lease.

     18.8 Holding Over.

     If Tenant remains in possession of all or part of the Premises after the expiration of the term hereof, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term. In such case, rent and other monetary sums due hereunder shall be payable in the amount as last time specified in this Lease and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

     18.9 Interest on Past Due Obligations.

     Any amount due to Landlord not paid when due shall bear interest at twelve percent per annum from the due date. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

     18.10 Notices.

     All notices or demands required to be given by Landlord or Tenant shall be in writing and shall be deemed delivered forty-eight hours after depositing the notice or demand in the United States mail, postage prepaid, addressed respectively to the parties as stated in Section 1.

     19.  BUILD-TO-SUIT CANCELLATION OPTION:
          ---------------------------------

     Tenant may cancel this lease any time after the end of year three, provided Tenant executes and, performs pursuant to, a contract to purchase a Build-to-suit Building (BTS) in Southport Business Park from the Landlord. The BTS building shall be at lease 15,000 square feet in size. BTS Purchase Price shall be according to the appraised value by an MAI designated Appraiser, selected by Landlord. If requested by Tenant a second MAI Appraisal will be performed. Purchase price to be the average of two appraisals. Both appraisers shall be on the list of accepted appraisers of Westamerica Bank. Cost of all appraisals and preliminary plans to be included in cost of BTS. If Tenant fails to execute BTS contract for any reason, Tenant will pay all out-of-pocket costs expended by Landlord regarding the BTS. Terms of the purchase to be all cash with the Tenant responsible to obtain long term financing.

     SIGNATURES:
     ----------

     Witnessed by their signatures below, the Landlord and Tenant have executed this Lease the date and year written in Section 1.


LANDLORD:
--------


/s/ CHARLES R. STEPHENS
----------------------------------------------
Charles R. Stephens



TENANT:
-------
FISHMAN SUPPLY COMPANY, A California Corporation



/s/ LELAND FISHMAN
-----------------------------------------
By:  Sec./Tres.

EXHIBIT A -- SITE PLAN
----------------------

EXHIBIT B -- PREMISES
---------------------

EXHIBIT C -- STANDARD SPECIFICATIONS
-----------------------------------

     STANDARD SPECIFICATIONS FOR LEASEHOLD IMPROVEMENTS TO BE CONSTRUCTED
     --------------------------------------------------------------------

1.   Within 14 days of execution of this lease agreement by both parties,
            --
Landlord shall provide Tenant with detailed architectural plans and drawings of Tenant's improvements in conformity with the floor plan and Standard Specifications in this EXHIBIT C. Tenant shall have an additional 5 days to
                                                                   -
approve the plans and/or make modifications to them in accordance with this EXHIBIT C. The cost of any modifications or changes (including architectural fees on an hourly basis) shall be borne by the Tenant. An estimate of the costs for items not covered by this EXHIBIT C shall be provided to Tenant by landlord and if accepted by Tenant, shall be paid one-half prior to start of construction and the balance prior to occupancy by tenant.

2. All construction of Tenant's improvements shall be done by Landlord as "Owner/Builder" in accordance with the approved construction plans.

3. Any subsequent changes, modifications, or alterations requested by Tenant shall be processed, at Landlord's option, by the Project Architect, and any additional costs, including architect's fees, shall be at the expense of Tenant, and Landlord shall have the right to demand payment prior to its performance of any work in the Premises. No such changes can be made without the written consent of Landlord and only after written request by Tenant.

4. Tenant agrees that upon substantial completion of the Premises (deemed to be approval of City of Petaluma building inspector allowing occupancy) it will accept the Premises in the condition which it may then be and waives any right or claim against Landlord for any cause, directly or indirectly, arising out of the condition of the Premises. Landlord shall not be liable for any latent or patent defects therein; however Landlord warrants the building against latent defects for a period of one year from occupancy.

5. Tenant hereby releases Landlord from any claim for damages against Landlord for any delay in the date on which the Premises shall be ready for occupancy by Tenant. Landlord and Tenant agree that time is of the essence.

6. Although the demising partitions may be on the column center lines, the column, being thicker than the wall, extends into the Premises. The floor area calculations are from the centerline of demising partitions. No deduction is allowed for the columns, sprinkler risers, roof drains, or air conditioning units serving Tenant and located within the Premises.

7. * The estimated time of completion is September 15, 1989 however Tenant is free to begin moving inventory and racking into the warehouse portion on or about September 1st, subject to the approval of the City of Petaluma building department.

     DESCRIPTION OF TENANT IMPROVEMENTS TO BE PROVIDED BY LANDLORD
     -------------------------------------------------------------

The following is a description of tenant improvements and limitations of same, relating the Floor Plan attached as EXHIBIT C1, unless otherwise noted on said Floor Plan.

1.   Partitions and Walls
     --------------------

     a. Interior demising partitions shall be of steel studs at 16" on center to roof height with taped drywall.

     b. All other interior partitions shall be of steel studs at 16" on center with taped drywall to ceiling height.

     c. All interior partitions shall be finished with one coat of acrylic latex paint, except warehouse areas to be taped only.

     d. All interior doors will be 3' x 6'8", solid core stain grade birch, with standard passage hardware and metal frames.

2.   Floor Coverings
     ---------------

     a.  Floor coverings shall be glue down carpet on vinyl composition tile
(VCT) with 2.5" rubber top set base. Building standard carpet is 28 ounce loop pile or 30 ounce cut pile.

     b. Landlord will supply Tenant with range of color samples. Tenant will have two weeks from delivery to choose colors of carpet, VCT, and base, subject to approval of Landlord.

     c.  Warehouse areas will be sealed concrete.

3.   Window Coverings
     ----------------

     a. Landlord to install building standard mini blinds for all exterior windows color to be chosen by Landlord.

4.   Ceiling
     -------

     a. Suspend acoustical ceiling throughout office areas at a height of nine feet, Armstrong Second Look II (tegular 2' x 4', scored to simulate 2' x 2') or equivalent.

5.   Electrical and Telephone
     ------------------------
     a.   Landlord will provide 100 amps of 277/480 three-phase power, and
                                ---
install one 220-volt outlet in the warehouse.

     b.   Landlord will supply and install 30 110-volt perimeter wall plugs,
                                           --
including one dedicated circuit.

     c. Landlord will supply and install additional outlets and switches at the following unit costs:

          (1)  standard duplex outlet          $ 50.00 each
          (2)  dedicated duplex outlet          100.00 each
          (3)  standard fourplex outlet          75.00 each
          (4)  dedicated fourplex outlet        150.00 each
          (5)  standard or three-way switch     100.00 each
          (6)  power poles                      250.00 each

     d. Recessed 2' x 4' fluorescent light fixtures will be installed throughout office areas per local building code. Warehouse lighting will be minimum strip lighting.

     e.   Landlord will supply and install 10 individual telephone outlets.
                                           --
Outlets will be conduit only with pull strings and no outlets.

     f. Within 5 days of execution of this Lease, Tenant shall provide Landlord with any of Tenant's additional electrical requirements to be installed by Landlord. Tenant shall pay for all electrical and telephone work except for work stated herein to be done by Landlord.

6.   Heating, Ventilating and Air Conditioning (HVAC)
     ------------------------------------------------

     a. HVAC will be installed throughout the office areas. Ceiling mounted space heaters will be installed in manned warehouse areas at Landlord's discretion.

7.   Fire Protection
     ---------------

     a. Premises to be fire sprinklered throughout. Fire extinguishers to be installed per requirements of Petaluma City Fire Marshall.

8.   Restrooms, Lounge
     -----------------

     a. Fully installed restrooms to handicapped standards per EXHIBIT C1-- Floorplan.

     b. Restrooms to have VCT flooring; sink with no counters; basic accessories; no toilet partitions unless more than one toilet; gypsum board walls and ceiling, textured and painted with enamel; basic light fixture over mirror; Melamine type plastic wainscoting behind toilet/urinal fixtures.

     c. Lounge, if any, will be plumbed with hot and cold water; include 25" x 22" x 8" stainless steel sink; laminated plastic counter top; lower cabinet and drawers.

9.   Counters and Counter Electrical, Misc.
     --------------------------------------

     a. Landlord will install a counter height short wall as indicated on the floorplan. If a counter top is desired its manufacture and installation shall be at Tenant's expense.

     b. Electrical plugs for adjoining desk areas can be installed in the short wall at no additional expense subject to quantity limitation per paragraph 5b. above. Floor plugs can be installed at the cost and expense of the Tenant.

     c. Landlord agrees to install three windows, 3' x 4', as indicated on the floorplan at Tenant's expense, subject to approval, not to exceed $1,000.00

EXHIBIT C1 -- FLOOR PLAN
------------------------

EXHIBIT D -- RULES AND REGULATIONS
----------------------------------

     RULES AND REGULATIONS WHICH CONSTITUTE A PART OF THIS LEASE
     -----------------------------------------------------------

     a. Tenant shall not mar, drive nails, screw, bore, or drill into, paint or in any way deface the exterior walls, roof, foundations, bearing walls, columns or pillars without the prior written consent of Landlord. The expense of repairing any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Tenant.

     b. Tenant shall not do anything in the Premises, or bring or keep anything therein, which will increase the risk of fire or the rate of fire insurance. Tenant shall not use any machinery in the Premises which may cause any unreasonable noise or jar or tremor the floors or walls, or which by its weight might injure the floors of the Premises.

     c. Tenant shall not make or permit any loud, unusual, or improper noises, nor interfere with any other tenants and shall park its vehicles in the areas designated for employee parking. Tenant shall not throw cigar or cigarette butts or other substances or litter of any kind in or about the property.

     d. All freight must be moved promptly into, within and out of the Premises by rear overhead doors and only according to such regulations as may be posted by Landlord.

     e. Tenant shall not loiter on the lawn areas or other common areas of the Property, nor shall it obstruct the sidewalks, entry passages, pedestrian passageways, driveways, entrances and exits to the Property, and they shall use them only as passageways to and from their respective work areas.

     f. Tenant is required to observe all security regulations issued by the Landlord.

     g. Landlord reserves the right to change or rescind or add to these rules and regulations. Landlord shall not be responsible to Tenant or any other person for the non-observance or violation of these rules and regulations by any other tenant or person. No waiver of any rule or regulation by Landlord shall be effective unless expressed in writing and signed by landlord or his authorized agent.

     h. Landlord acknowledges receipt of, and accepts in total, the list of products normally carried and stocked by Tenant as of the date of this agreement.

EXHIBIT E -- ACCEPTANCE OF PREMISES
-----------------------------------

                            ACCEPTANCE OF PREMISES
                            ----------------------

Date:  June 2, 1989
       ------------

Gentlemen:

The undersigned as Tenant under that certain Lease made and entered into by and between, Charles R. Stephens, as Landlord, and the undersigned as Tenant, for space in the development commonly known as 715 Northpoint Boulevard, Petaluma; hereby certifies that the undersigned has entered into occupancy of the premises demised under said Lease, which is in full force and effect and has not been modified, supplemented or amended in any way, except by instrument dated June 2,
                                                                         -------
1989; and that all conditions under said Lease to be performed by Landlord
-----
have been satisfied. On this date there are no existing defenses or offsets which the undersigned has against the enforcement of said Lease by Landlord. Rental in the amount of ____________________ for the period of _______________
has been paid in advance.


Sincerely,


____________________________
TENANT

                         STANDARD INDUSTRIAL SUBLEASE
                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION


1.  PARTIES.  This Sublease, dated, for reference purposes only, JUNE 15, 1998,
                                                                 -------------
is made by and between FISHMAN SUPPLY COMPANY, INC. (herein called "Sublessor")
                       ----------------------------
and GEERLINGS & WADE, INC.; A MASSACHUSETTS CORPORATION (herein called
    ---------------------------------------------------
"Subleassee").

2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of SONOMA State of California, commonly known as 715-M SOUTHPOINT BOULEVARD,
   ------                                        ---------------------------
PETALUMA, CALIFORNIA and described as 13,815 SQUARE FEET (3,000 SQ. FT. OFFICE,
--------------------                  -----------------------------------------
10,815 SQ. FT. WHSE.)
---------------------

  Said real property, including the land and all improvements thereon, is hereinafter called the "Premises."

3.  TERM.
  3.1 TERM.  The term of this Sublease shall be for 15 MONTHS commencing on
                                                    ---------
  AUGUST 1, 1998 and ending on SEPTEMBER 30, 1999 unless sooner terminated
  --------------               ------------------
  pursuant to any provision hereof.

  3.2 DELAY IN COMMENCEMENT. Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date. Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Sublessee hereunder or extend the term hereof but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations thereunder. If Sublessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Sublessee shall pay rent for such period at the initial monthly rates set forth below.

4. RENT. Sublessee shall pay to Sublessor as rent for the Premises equal monthly payments of $7,100.00, in advance on the 1ST day of each month of the
                    ---------                    ---
term hereof.  Sublessee shall pay Sublessor upon the execution hereof $7,100.00
                                                                      ---------
as rent for JULY AND AUGUST 1998.
            --------------------

  Rent for any period during the term hereof which is for less than one month shall be a prorata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

5. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof $12,100.00 as security for Sublessee's faithful performance of
       -----------
Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash will Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

6.  USE.
  6.1  USE.  The Premises shall be used and occupied only for SALES,
                                                              ------
  ADMINISTRATION AND STORAGE OF WINE, INCLUDING RETAIL AND MAIL ORDER SALES OF
  ----------------------------------------------------------------------------
  WINE and for no other purposes.
  ----
  6.2  COMPLIANCE WITH LAW.

     (a) Sublessor warrants to Sublessee that the Promises, in its existing state, but without regard to the use for which Sublessee will use the Premises, does not violate any applicable building code regulation or ordinance at the time that this Sublease is executed. In the event that it is determined that this warranty has been violated, then it shall be the obligation of the Sublessor, after written notice from Sublessee, to promptly, at Sublessor's sole cost and expense, rectify any such violation. In the event that Sublessee does not give to Sublessor written notice of the violation of this warranty within I year from the commencement of the term of this Sublease, it shall be conclusively deemed that such violation did not exist and the correction of the same shall be the obligation of the Sublessee.

     (b) Except as provided in paragraph 6.2(a). Sublessee shall, at Sublessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Sublessee of the Premises. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants.

  6.3 CONDITION OF PREMISES. Except as provided in paragraph 6.2(a) Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

7.  MASTER LEASE

  7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter referred to as the "Master Lease," a copy of which is attached hereto marked
  Exhibit 1, dated SEPTEMBER 1ST, 1989 wherein CHARLES R. STEPHENS is the
                   -------------------         -------------------
  lessor, hereinafter referred to as the "Master Lessor."

  7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

  7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

  7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom:

                                   ADDENDUM I
                      TO THE STANDARD INDUSTRIAL SUBLEASE
                                 BY AND BETWEEN
                    FISHMAN SUPPLY COMPANY, INC., SUBLESSOR
                                      AND
            GEERLINGS & WADE PERSONAL WINE SERVICE, INC., SUBLESSEE
                              DATED: JUNE 15, 1998



7.4.1  GENERAL REPRESENTATIONS AND WARRANTIES OF THE SUBLESSOR.
-----  --------------------------------------------------------

Definition.    As used in this Sublease, the term "Hazardous Material" means any
-----------
flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or including in the definition of "hazardous substances," "hazardous wastes," "infectious wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCB's and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

Environmental.  The Sublessor represents and warrants to the Sublessee that the
--------------
statements in this paragraph 7.4.1 Environmental are correct and complete as of
                                   -------------
the Sublease commencement date. Sublessor has not caused or permitted any Hazardous Material to be discharged, released, spilled or disposed of on, in, under or about the Premises or Property by Sublessor, its affiliates, agents, employees, contractors, sublessee's, assignees or invitees. Sublessor shall indemnify, defend and hold Sublessee harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this representation by Sublessor, its affiliates, agents, employees, contractors, Sublessee's, assignees or invitees.

Notice.  In the event that Hazardous Materials are discovered upon, in, or under
-------
the Premises, and any governmental agency or entity having jurisdiction over the Premises requires the removal of such Hazardous Materials, Sublessor shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Premises by Sublessor or its, affiliates, agents, employees, contractors, sublessees, assignees or invitees but not those of its predecessors. Sublessor immediately shall notify Sublessee in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the Property or any portion thereof, (ii) any enforcement, clean-up, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Sublessor has notice thereof) pursuant to any Hazardous Material Laws; (iii) any claim made or threatened by any person against Sublessor, the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on under or about or removed from the Premises, including any complaints, notices, warnings reports or asserted violations in connection therewith. Sublessor also shall supply to Sublessee as promptly as possible, and in any event within (5) business days after Sublessor first receives or send the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Property or Sublessee's use or occupancy thereof.

Condition of Premises at Sublease Commencement.  Sublessor represents and
-----------------------------------------------
warrants to the Sublessee that the statements in this paragraph 7.4.1 Condition
                                                                      ---------
of Premises at Sublease Commencement are correct, and complete as of the
------------------------------------
Sublease commencement date. Sublessor has complied with paragraph 9.2 Tenant's Obligations of the Master Lease and that the Premises are in the same condition as received by Sublessor in September 1989 with the exception of normal wear and tear. Sublessor shall repair any damages caused by or in conjunction with the removal of any personal property, business or trade fixtures, including but not limited to, repairing the floor and patching and painting the walls where required by Landlord as agreed to by Sublessor in the Master Lease.

Survival. The respective rights and obligations of Sublessee and Sublessor under this subsection shall survive the expiration or earlier termination of this Sublease.


/s/ Leland Fishman                         6/17/98
--------------------------               ---------------------------
Sublessor                           Date

/s/ David R. Pearce                        6/16/98
--------------------------               ---------------------------
Sublessor                           Date
Vice President
Geerlings & Wade, Inc.

  7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations." The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations."

  7.6 Sublessee shall hold Sublessor free and harmless of and from all liability, judgements, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessor's Assumed Obligations.

  7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

  7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

8.  ASSIGNMENT OF SUBLEASE AND DEFAULT.

  8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease and all rentals and income arising therefrom, subject however to terms of Paragraph 8.2 hereof.

  8.2 Master Lessor, by executing this document, agrees that until a default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the rents accruing under this Sublease. However, if Sublessor shall default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the rents from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

  8.3 Sublessor hereby irrevocably authorizes and directs Sublessee, upon receipt of any written notice from the Master Lessor stating that a default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the rents due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such rents to Master Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such rents so paid by Sublessee.

  8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9.  CONSENT OF MASTER LESSOR.

  9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

  9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then this Sublease, nor the Master Lessor's consent, shall not be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving guarantors consent to this Sublease and the terms thereof.

  9.3 In the event that Master Lessor does give such consent then:

     (a) Such consent will not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

     (b) The acceptance of rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

     (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

     (d) In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

     (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor nor any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

     (f) In the event that Sublessor shall default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid rents nor any security deposit paid by Sublessee, nor shall Master Lessor be liable for any other defaults of the Sublessor under the Sublease.

  9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shift constitute their consent to the terms of this Sublease.

  9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

  9.6 In the event that Sublessor defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10. ATTORNEY'S FEES. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court. The provision of this paragraph shall inure to the benefit of the Broker named herein who seeks to enforce a right hereunder.

11. ADDITIONAL PROVISIONS. (If there are no additional provisions draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.)

   1. This Lease is conditioned on Sublessee receiving from Governmental Authorities all permits required to sell alcoholic beverages. This includes receipt of a Liquor License from the State of California, Department of Alcohol Beverage Control (ABC) and a conditional use permit (if required) from the City of Petaluma, CA. Sublessee agrees to diligently pursue all required permits. Should Sublessee be unsuccessful in securing said permits, he shall indicate so in writing, and the Sublease shall be considered void and all unused rent and security deposits shall be refunded by Sublessor to Sublessee.

   2.  Addendum 1 (attached) is hereby made a part of this agreement.

Fishman Supply Co.

Leland Fishman

By: /s/ Leland Fishman
    ------------------
Sublessor

Geerlings & Wade, Inc.

David R. Pearce, Vice President

By: /s/ David R. Pearce
    -------------------